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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
R.J. Steichen & Co.:


We hereby consent to the inclusion in this Current Report on Form 8-K of Stockwalk.com Group, Inc. of our report dated October 27, 1999 for R.J. Steichen & Co.


/S/ KPMG LLP


Minneapolis, Minnesota
August 7, 2000